                                                                   EXHIBIT 10.31

                       DEVELOPMENT AND LICENSE AGREEMENT


        This Development and License Agreement is made and entered into as of July 3, 1996 (the "Effective Date") between INSTANT VIDEO TECHNOLOGIES, INC., a Delaware corporation (hereinafter "IVT") and VYVX, INC., a Delaware corporation (hereinafter "Vyvx"), with reference to the following facts:

        A. IVT is engaged in the design, development, and licensing of interactive network technologies including certain software related to the faster-than-real-time transmission of audio and video programming;

        B. Vyvx is a developer and provider of network services to various companies throughout the United States and is currently developing an Archive Architecture System on which it intends to carry video, audio and multimedia content material (the "Vyvx Network");

        C. Vyvx desires to engage IVT's services to develop, with Vyvx's cooperation, interactive network technology products and/or applications, upon the terms and conditions set forth below, it being the intention of the parties that IVT develop, and license to Vyvx at least five (5) technology products and/or applications during the period from July 1, 1996 to July 1, 1997, referred to in the product development schedule ("Product Development Schedule"), attached hereto as Exhibit A.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEVELOPMENT SERVICES

        1.1 Services

        Pursuant to the terms and conditions set forth in this Agreement, IVT agrees to use its commercially reasonable best efforts to develop interactive network technology products and/or applications for Vyvx, as shall be selected by Vyvx and agreed to by IVT pursuant to said Product Development Schedule, and in accordance with such specifications as shall be mutually agreed to by Vyvx and IVT (the "Licensed Products"). In addition to the terms and conditions set forth herein, the development of each Licensed Product shall be subject to the terms and conditions as set forth in a Technology Development Project Term Sheet in a form attached hereto as Exhibit B ("Project Term Sheet"). It is contemplated by the parties that a Memorandum of Understanding (a "Memorandum of Understanding") shall be executed by the parties for each Licensed Product, and that said document shall be similar to that certain Memorandum of Understanding, dated January 29, 1996 relating the Burstware Viewer(TM), a copy of which is attached hereto for reference.

        1.2 COOPERATION BY VYVX

        The development of the Licensed Products shall be the responsibility of IVT with the cooperation and assistance of Vyvx. Said assistance shall be provided by Vyvx at no cost to IVT, and shall include, but not be limited to providing IVT with technical information owned or possessed by Vyvx which is reasonably required for such development, and technical information and specifications related to the Vyvx network. If said technical information provided by Vyvx is deemed confidential then it shall be protected pursuant to that certain non disclosure agreement executed by the parties, dated July 2, 1996.

        1.3 SCHEDULE

        IVT will use commercially reasonable best efforts to accomplish the development of the Licensed Products in the order, and commencing upon, the dates as set forth in the Project Development Schedule. The parties shall have the ability to change the order of, and/or substitute proposed Licensed Products upon mutual agreement.

        1.4 CONSIDERATION

        Vyvx shall pay to IVT license fee(s) and additional consideration as may be required and mutually agreed to by the parties as for each Licensed Product. It being the intent and understanding of the parties that the license fee for the initial twelve (12) month period following final deliverable of each Licensed Product shall be in an amount of not less than $250,000.

        Both parties shall use good faith best efforts to agree upon the terms and conditions for any and all Licensed Products to be developed pursuant to this Agreement. A Memorandum of Understanding relating to each Licensed Product shall be executed by the parties no later than those dates date set forth on the Project Development Schedule, and Vyvx shall pay to IVT upon each said date, a non-refundable fee in the amount of $35,000, irrespective of whether the parties are able to agree upon said terms and conditions by said date(s). For example, a $35,000 payment shall be made by Vyvx to IVT on July 12, 1996. In the event that the parties agree to the terms and conditions for the first Licensed Product by July 12, 1996, or upon a date after July 12, 1996 as mutually agreed to by the parties, said $35,000 payment shall be applied to the license fee to be paid for said Licensed Product. In the event that the parties are unable to agree upon said terms and conditions by July 12, 1996, and are unable to agreed upon a date other than July 12, 1996, then the $35,000 payment shall be paid by Vyvx to IVT without application.

        1.5 OWNERSHIP OF LICENSED PRODUCTS

        It is understood by and between the parties that both parties own certain intellectual property rights to certain intellectual properties, patents and/or inventions that it may utilize in the development of Licensed Products. To the extent that said intellectual properties, patents and/or inventions owned by one party are so utilized by the other party, the owning party shall retain all right, title and interest therein. However, any entirely new intellectual properties, patents and/or inventions which are developed pursuant to this Agreement shall be jointly owned by IVT and Vyvx and any license granted to third parties for use of said new intellectual properties, patents and/or inventions or sale of any interest therein must be approved by both parties. Notwithstanding the foregoing and anything contained herein to the contrary, Vyvx's use of the Licensed Products shall be limited as set forth in Section 2 below.

2. LICENSE TO AND RESTRICTIONS ON USE BY VYVX

   2.1 LICENSE

        (a) Subject to, and in accordance with, the terms of this Agreement IVT grants to Vyvx, and Vyvx accepts from IVT, a personal, nontransferable license to use the Licensed Products and any related documentation provided by IVT (the "Documentation") in connection with all operating environments on any and all communications channels over which the Vyvx Network is a component. With respect to Licensed Products consisting of software, IVT shall provide a copy of all source code relating to such Licensed Products to Vyvx, which source code shall be utilized only in connection with all operating environments on any and all communications channels over which the Vyvx Network is a component. Unless otherwise set forth in the relevant Project Term Sheet and/or the relevant Memorandum of Understanding, the license granted hereunder shall be nonexclusive and shall be for the 12-month period commencing upon the delivery of the Licensed Product in question conforming to the specifications set forth in the related Project Term Sheet and/or Memorandum of Understanding. The parties agree to negotiate in good faith terms for exclusive licenses and terms for licenses in excess of 12 months. The Memorandum of Understanding with respect to each licensed product shall contain the specific terms and conditions pursuant to which Vyvx customers using the Vyvx Network will be entitled to use the Licensed Products.

        (b) Vyvx will not use or permit the Licensed Products to be used in any manner, directly or indirectly, which would enable any person or entity other than Vyvx to use the Licensed Products, without IVT's prior written consent. Vyvx shall not be entitled to license the Licensed Products to any other party or to otherwise commercially exploit the Licensed Products without IVT's prior written consent.

        (c) Vyvx shall not be entitled to alter, modify, revise or enhance the Licensed Products, whether directly or indirectly, without IVT's written consent, which consent may be withheld in IVT's sole discretion.

   2.2 REPRODUCTION OF LICENSED PRODUCTS AND DOCUMENTATION

        (a) Vyvx shall not reproduce, in whole or in part, any Licensed Products or Documentation which have been provided by IVT under this Agreement, except for archive or emergency restart purposes or to replace a worn or otherwise unusable copy.

        (b) Vyvx shall not remove or destroy any proprietary markings or legends placed upon or contained within the Licensed Products, Documentation or any related materials, and all copies thereof shall contain such proprietary markings or legends.

3. LIMITED WARRANTY

IVT WARRANTS THAT THE LICENSED PRODUCTS WILL MEET THE SPECIFICATIONS SET FORTH IN THE RELATED PROJECT DEVELOPMENT DESCRIPTIONS. EXCEPT FOR THE FOREGOING WARRANTY, IVT WILL PROVIDE THE LICENSED PRODUCTS "AS IS", WITHOUT ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT
LIMITED, TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION. IVT SPECIFICALLY MAKES NO REPRESENTATIONS REGARDING THE LICENSED PRODUCTS' SUITABILITY FOR VYVX'S REQUIREMENTS, CAPACITY, INTERCONNECTIVITY, EXPANDABILITY OR PERFORMANCE OR WITH RESPECT TO WHETHER THE LICENSE PRODUCTS INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OR ANY THIRD PARTY.

4. LIMITATION OF LIABILITY

IN NO EVENT SHALL IVT OR VYVX BE LIABLE FOR ANY DAMAGES (INCLUDING ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES) ARISING OUT OF, PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR INABILITY TO USE THE LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR OTHER MONETARY LOSS, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, UNAUTHORIZED ACCESS TO OR USE OF DATA PROCESSED OR TRANSMITTED BY, TO, OR THROUGH THE LICENSED PRODUCTS, OR PROGRAM ERRORS, EVEN IF IVT IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, IVT'S LIABILITY WITH RESPECT TO ANY LICENSED PRODUCT, SHALL IN NO EVENT EXCEED THE AMOUNT OF CONSIDERATION ACTUALLY RECEIVED BY IVT WITH RESPECT TO THE DEVELOPMENT AND LICENSE OF SUCH LICENSED PRODUCT AND IVT'S AGGREGATE LIABILITY SHALL IN NO EVENT EXCEED THE AGGREGATE AMOUNT OF CONSIDERATION RECEIVED HEREUNDER.

        4.1 INDEMNIFICATION

        Each party hereby indemnifies and holds the other party (the "Indemnified Party") harmless from any claims, losses, damages, costs and expenses (including reasonable attorneys fees) for personal injury, property damage or any other liability to the extent arising from (i) the negligence or willful misconduct of the party providing the indemnification (the "Indemnifying Party") or its employees.

5. TERMINATION

        5.1 EVENTS OF TERMINATION

        Either party has the right to terminate this agreement upon thirty (30) days written notice. In the event that the Agreement is terminated by Vyvx, then Vyvx shall be obligated to compensate IVT for all work performed up to and including the effective date of said termination.

        5.2 MAINTENANCE OF CONFIDENTIALITY

        Notwithstanding any termination of this Agreement, Vyvx shall continue to be obligated to protect the confidentiality of the Licensed Products and other IVT confidential information as set forth in the confidentiality agreement, the even date herewith, entered into between the parties, attached hereto and incorporated herein.

6. GENERAL PROVISIONS

        6.1 OTHER PROGRAMS

        Subject to the provisions of Section 1.5 hereinabove, Vyvx understands and agrees that IVT may market new or different computer programs which use part of the function of the Licensed Products. Nothing contained in this Agreement gives Vyvx any rights with respect to such new or different computer programs.

        6.2 GOVERNING LAW; ATTORNEYS FEES

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, (except that body of laws controlling conflicts of law). The parties agree that any litigation regarding this Agreement shall be filed in and heard by the state or federal courts with jurisdiction to hear such disputes in San Francisco county, California or the State of Oklahoma, and the parties hereby submit to the personal jurisdiction of such courts. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        6.3 PUBLIC PRONOUNCEMENTS

        The parties shall jointly develop a press release announcing this Agreement. Except as otherwise provided by law, all press releases and public pronouncements concerning this Agreement shall be subject to the review and approval of both parties.

        6.4 OTHER PROVISIONS

        (a) Neither party shall assign or otherwise transfer the Agreement or any interest herein without the prior express written consent of other party unless that party shall be a parent of a party or a subsidiary of The Williams Companies, Inc. Any such purported assignment or transfer without the prior express written consent shall be null and void. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.

        (b) The parties agree that this Agreement, together with any addenda or exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersede all prior agreements or understanding, whether written or oral and may be amended from time to time in writing by mutual agreement of the parties. No party shall be bound by any change, alteration, amendment, modification or attempted waiver of any of the provisions hereof unless in writing and signed by an authorized officer of the party against whom it is sought to be enforced.

        (c) Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, limited partnership, agency and/or employment relationship between or among the parties hereto and the parties acknowledge that no other facts or relationship exist that would create any such relationship between them. IVT is and will be treated as an independent contractor.

        (d) Unless otherwise provided herein, any notice required or permitted under this Agreement must be given in writing and shall be deemed to have been effectively given upon personal delivery to the party to be notified, by confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below or at such other address as such party may designate by 10 days advance written notice to all other parties given in conformity with this Section.

        (e) In the event that any provision of this Agreement shall be deemed to be illegal or otherwise unenforceable, such provision shall be severed and the balance of the Agreement shall continue in full force and effect.

        (f) This Agreement may be originally executed in one or more counterparts, each of which shall be deemed an original.

        (g) All rights and remedies of Sections 1.5, 3, 4, 5 and 6, and any other provision which by its terms is intended to survive, shall survive any termination of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Development and License Agreement as of the day and year first above written.

INSTANT VIDEO TECHNOLOGIES, INC.        VYVX, INC.
a Delaware corporation                  a Delaware corporation

By: /s/ GARY R. FAMILIAN                By: /s/ WES NICHOLS
   -----------------------------           ----------------------------------

Name: Gary R. Familian                  Name: Wes Nichols
     ---------------------------             --------------------------------

Title: President/CEO                    Title: Director Advanced Technologies
      --------------------------              -------------------------------

Address:                                Address:
500 Sansome Street, Suite 503           Tulsa Union Depot, 111 E. 1st St.
San Francisco, California 94111         Tulsa, Oklahoma 74103
Facsimile: 415-391-3392                 Facsimile: 918-588-5761

                                        with a copy to:

                                        Vyvx General Counsel
                                        4100 Bank of Oklahoma Tower
                                        1 Williams Center
                                        Tulsa, Oklahoma 74172
                                        Facsimile: 918-588-3005

                                                                     EXHIBIT A

                          PRODUCT DEVELOPMENT SCHEDULE


LICENSE PRODUCTS                                                AGREEMENT DATE

1. Augmentation package for the Burstware                        July 12, 1996
   Viewer(TM) consisting of play and write to disk and additional video output devices such as AVI, MPEG2.

2. Augmentation package for the Bursware                       August 15, 1996
   Viewer(TM) consisting of "low rate" video output devices such as ISDN 128K.

3. Augmentation package for the Bursware                     November 15, 1996
   Viewer(TM) consisting of "off-set" repositioning to start any clip, at any point, at any time, and to include a "common" control panel incorporating full VCR functionality for the Burstware Viewer(TM), a streamer, and the Netscape Browser.

4. Augmentation package for the Bursware                      February 1, 1997
   Viewer(TM) that enables the Bursware Viewer(TM) to be utilized without a Real Magic Video
   Board.

5. Technology that enables a Burstware(TM) enabled                 May 1, 1997
   server to talk to a streamer (server-to-server
   Burstware(TM) functionality)


OPTIONAL LICENSE PRODUCTS

6. A technology application for the Vyvx Network based upon IVT's Burstware NFS(TM).

7. An technology application for the Vyvx
   Network based upon IVT's Burstware
   Sockets(TM).

                                                                      EXHIBIT B

                         TECHNOLOGY DEVELOPMENT PROJECT
                                   TERM SHEET

        1. PRODUCT NAME AND DESCRIPTION:



        2. PROPOSED DELIVERABLES AND DELIVERY SCHEDULE:



        3. DEVELOPMENT AND INITIAL LICENSE FEE PAYMENT AMOUNTS AND SCHEDULE:



        4. ADDITIONAL LICENSE TERMS (IF ANY):



        5. ADDITIONAL TERMS (IF ANY):



INSTANT VIDEO TECHNOLOGIES, INC.           VYVX, INC.
a Delaware corporation                     a Delaware corporation

By:                                        By:
    ----------------------------               ------------------------------

Name:                                      Name:
      --------------------------                 ----------------------------

Title:                                     Title:
       -------------------------                  ---------------------------

Dated:                    , 1996           Dated:                      , 1996
       -------------------                        ---------------------